                         Exhibit 4.2

LOAN AGREEMENT

Dated as of October 1, 2010

Between

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY

and

OLIN CORPORATION

Relating to the issuance of
$50,000,000
Gulf Opportunity Zone Revenue Bonds (Olin Corporation Project), Series 2010A
and
$20,000,000
Recovery Zone Facility Revenue Bonds (Olin Corporation Project), Series 2010B
by
The Industrial Development Authority of Washington County

TABLE OF CONTENTS

                                                                                              Page

Parties	1
Recitals	1
ARTICLE 1 Definitions and Other Provisions of General Application

SECTION 1.1   Definitions
SECTION 1.2    General Rules of Construction
SECTION 1.3    Effect of Headings and Table of Contents
SECTION 1.4    Date of Loan Agreement
SECTION 1.5    Separability Clause
SECTION 1.6    Governing Law
SECTION 1.7    Counterparts
SECTION 1.8    Entire Agreement

1 1 1 2 2 2 2 2 2
ARTICLE 2 Loan of Bond Proceeds SECTION 2.1 Issuance of Bonds SECTION 2.2 Loan of Bond Proceeds SECTION 2.3 Deposits and Withdrawals From Acquisition Fund	3 3 3 3
ARTICLE 3 Acquisition of the Bond-Financed Facilities

SECTION 3.1   Agreement to Acquire; Cooperation of Authority
SECTION 3.2   No Warranty; Corporation to Complete Bond-Financed Facilities
SECTION 3.3    Remedies Against Contractors, etc.
SECTION 3.4   Completion of the Bond-Financed Facilities

4 4 4 5 5
ARTICLE 4 Loan Term and Loan Payments

SECTION 4.1   Loan Term
SECTION 4.2   Basic Loan Payments
SECTION 4.3    Additional Loan Payments
SECTION 4.4    Overdue Payments
SECTION 4.5    Unconditional Obligation of the Corporation
SECTION 4.6    Execution and Assignment of Notes
SECTION 4.7   Rights of Bank Under Bank Security Agreement
SECTION 4.8   Rights of Purchaser under Direct Purchaser Security Documents

5 5 5 7 7 7 8 9 9
ARTICLE 5 Concerning the Bonds, the Indenture and the Trustee

SECTION 5.1    Assignment of Loan Agreement and Loan Payments by Authority
SECTION 5.2    Redemption of Bonds
SECTION 5.3   Amendment of Bond Documents
SECTION 5.4    The Indenture Funds
SECTION 5.5            Effect of Full Payment of Indenture Indebtedness
9 9 10 10 10 11

ARTICLE 6 Representations and Covenants

SECTION 6.1   General Representations
SECTION 6.2   Eligibility of Bond-Financed Facilities for Financing
SECTION 6.3   Corporate Existence
SECTION 6.4   Inspection of Records
SECTION 6.5    Advances by Authority or Trustee
SECTION 6.6    Indemnity of Authority and Trustee
SECTION 6.7   Compliance with Tax Certificate and Agreement
SECTION 6.8    Compliance with Continuing Disclosure Agreement
SECTION 6.9    Covenants to Purchaser during Direct Purchase Mode

11 11 12 12 13 13 13 14 14 14
ARTICLE 7 Remedies

SECTION 7.1    Events of Default
SECTION 7.2    Remedies on Default
SECTION 7.3   No Remedy Exclusive
SECTION 7.4    Agreement to Pay Attorneys' Fees and Expenses
SECTION 7.5    No Additional Waiver Implied by One Waiver
SECTION 7.6   Remedies Subject to Applicable Law
SECTION 7.7   Purchaser Agent’s Rights During Direct Purchase Mode

14 14 15 15 16 16 16 16
ARTICLE 8 Miscellaneous

SECTION 8.1    Authority’s Liabilities Limited
SECTION 8.2    Corporate Existence of Authority
SECTION 8.3   Notices
SECTION 8.4   Successors and Assigns
SECTION 8.5            Benefits of Loan Agreement
16 16 17 17 17 17

EXHIBIT A – Description of Bond-Financed Facilities
EXHIBIT B – Form of Series 2010A Note
EXHIBIT C – Form of Series 2010B Note

LOAN AGREEMENT

THIS LOAN AGREEMENT (“this Loan Agreement”) dated as of October 1, 2010 is entered into by THE INDUSTRIAL DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY, an Alabama public corporation (the “Authority”), and OLIN CORPORATION, a corporation organized under the laws of the Commonwealth of Virginia (the “Corporation”).

Recitals

This Loan Agreement is being entered into in connection with the Authority’s issuance of $50,000,000 aggregate principal amount of Gulf Opportunity Zone Revenue Bonds (Olin Corporation Project), Series 2010A (the “Series 2010A Bonds”) and $20,000,000 Recovery Zone Facility Revenue Bonds (Olin Corporation Project), Series 2010B (the “Series 2010B Bonds”), pursuant to a Trust Indenture dated as of October 1, 2010 (the “Indenture”) between the Authority and U. S. Bank National Association, a national banking association, as trustee (in such capacity, the “Trustee”).  The purpose of this Loan Agreement and of related Financing Documents is described in the recitals to the Indenture.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto covenant, agree and bind themselves as follows:

ARTICLE 1

Definitions and Other Provisions

of General Application

SECTION 1.1	Definitions

For all purposes of this Loan Agreement, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meaning assigned in the Indenture.

SECTION 1.2	General Rules of Construction

For all purposes of this Loan Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)           Defined terms in the singular shall include the plural as well as the singular, and vice versa.

(b)           The definitions in the recitals to this instrument are for convenience only and shall not affect the construction of this instrument.

(c)           All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with generally accepted accounting principles.  All references herein to “generally accepted accounting principles” refer to such principles as they exist at the date of application thereof.

(d)           All references in this instrument to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed.

(e)           The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Loan Agreement as a whole and not to any particular Article, Section or other subdivision.

(f)           All references in this instrument to a separate instrument are to such separate instrument as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

(g)           The term “person” shall include any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization and any government or any agency or political subdivision thereof.

SECTION 1.3	Effect of Headings and Table of Contents

The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.4	Date of Loan Agreement

The date of this Loan Agreement is intended as a date for the convenient identification of this Loan Agreement and is not intended to indicate that this Loan Agreement was executed and delivered on said date.

SECTION 1.5	Separability Clause

If any provision in this Loan Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.6	Governing Law

This Loan Agreement shall be construed in accordance with and governed by the laws of the State of Alabama.

SECTION 1.7	Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 1.8	Entire Agreement

This Loan Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, including, without limitation, commitments or understandings with respect to such matters.

ARTICLE 2

Loan of Bond Proceeds

SECTION 2.1	Issuance of Bonds

Simultaneously with the delivery of this Loan Agreement, the Authority shall execute and deliver the Series 2010A Bonds and Series 2010B Bonds (together, the “Bonds”) pursuant to the Indenture.  As of the date of delivery of the Bonds, the Outstanding Principal Amount of the Series 2010A Bonds is $14,000,000 and the Outstanding Principal Amount of the Series 2010B Bonds is $1,000,000.  The Outstanding Principal Amounts of the Series 2010A Bonds and Series 2010B Bonds shall be increased from time to time as described in Section 2.2(b) of this Loan Agreement.

SECTION 2.2	Loan of Bond Proceeds

(a)           The Authority does hereby loan to the Corporation the Outstanding Principal Amounts of the Series 2010A Bonds and Series 2010B Bonds, respectively, on the date of their initial delivery, and the Corporation does hereby borrow such amounts from the Authority and instruct the Authority to apply the proceeds of the initial Advances of proceeds of the Series 2010A Bonds and Series 2010B Bonds, respectively, in accordance with Article 6 of the Indenture.

(b)           As additional Advances are made in accordance with the Indenture that increase the Outstanding Principal Amount of the Series 2010A Bonds or the Series 2010B Bonds, or both, the Authority shall be deemed to have made additional loans to the Corporation with respect to the applicable Series in an amount equal to the amount of such Advances, effective on the date thereof, and the terms and conditions of this Loan Agreement shall apply to the Outstanding Principal Amount of the Bonds, after giving effect to all additional loans made under this subsection (b).

SECTION 2.3	Deposits and Withdrawals From Acquisition Fund

(a)           Future Advances with respect to the Series 2010A Bonds and Series 2010B Bonds shall be deposited in the applicable account of the Acquisition Fund or Costs of Issuance Fund in accordance with Section 6.8 of the Indenture.

(b)           The Corporation may cause withdrawals to be made from the Acquisition Fund for the payment of Acquisition Costs (including reimbursement to the Corporation for any such Costs paid directly by the Corporation), but only (1) if no Loan Default exists and no event has occurred and is continuing which, with notice or lapse of time or both, would constitute a Loan Default and (2) the Corporation delivers to the Trustee a duly completed requisition for each such withdrawal in the form attached as Exhibit 6.10(b) to the Indenture executed by an Authorized Corporation Representative and the Purchaser Agent.

(c)           The Corporation may cause withdrawals to be made from the Costs of Issuance Fund to pay Costs of Issuance (including reimbursement to the Corporation for any such Costs paid directly by the Corporation), but only (1) if no Loan Default exists, and (2) the Corporation delivers to the Trustee a duly completed requisition for each such withdrawal in the form attached as Exhibit 6.9(b) to the Indenture executed by an Authorized Corporation Representative and the Purchaser Agent.

ARTICLE 3

Acquisition of the Bond-Financed Facilities

SECTION 3.1	Agreement to Acquire; Cooperation of Authority

(a)           The Authority shall use proceeds of the Bonds deposited in the Acquisition Fund to pay Acquisition Costs for acquisition and construction of the buildings, structures, equipment and other capital items described in Exhibit A to this Loan Agreement (collectively, the “Bond-Financed Facilities”).  Proceeds of the Series 2010A Bonds deposited in the Series 2010A Account of the Acquisition Fund shall be used to pay Acquisition Costs for the Series 2010A Improvements described in Exhibit A to this Loan Agreement, and proceeds of the Series 2010B Bonds deposited in the Series 2010B Account of the Acquisition Fund shall be used to pay Acquisition Costs for the Series 2010B Improvements described in Exhibit A to this Loan Agreement.

(b)           The Corporation shall be solely responsible for the planning and design of the Bond-Financed Facilities, the preparation of contracts and purchase orders for the Bond-Financed Facilities, and the supervision of the work on the Bond-Financed Facilities.  The acquisition and construction of the Bond-Financed Facilities shall be in accordance with all applicable zoning, planning and building restrictions, and the Corporation shall obtain all necessary governmental permits, licenses, certificates, authorizations and approvals necessary therefor and for the operation of the Bond-Financed Facilities.

(c)           The Authority shall, at the request of the Corporation, enter into, assume or accept the assignment of such contracts and purchase orders for the Bond-Financed Facilities as the Corporation shall request in writing.  The Authority has appointed the Corporation as its agent for acquisition and construction of the Bond-Financed Facilities and does hereby confirm such appointment.  The Corporation, as agent of the Authority, may enter into, assume or accept the assignment of contracts and purchase orders for the Bond-Financed Facilities.  The obligations of the Authority under all such contracts and purchase orders (whether entered into directly by the Authority or by the Corporation as agent of the Authority) shall be limited as provided in Article 8, and the Authority’s limited liability shall be plainly and conspicuously stated thereon.  At the request of the Corporation, the Authority shall execute such instruments or other documents as shall be necessary or appropriate to confirm the Corporation’s status as agent of the Authority with respect to the acquisition and construction of the Bond-Financed Facilities.

(d)           The Authority will cooperate with the Corporation in good faith in the acquisition and construction of the Bond-Financed Facilities in order that the Bond-Financed Facilities may be completed and placed in service as soon as practicable.

(e)           The Corporation may cause changes or amendments to be made in the plans and specifications for the Bond-Financed Facilities, provided (1) such changes or amendments will not change the nature of the Bond-Financed Facilities to the extent that they would not qualify for financing under the Enabling Law, and (2) the Corporation delivers to the Trustee a Favorable Tax Opinion.

SECTION 3.2	No Warranty; Corporation to Complete Bond-Financed Facilities

(a)           The Corporation recognizes that because the plans, specifications and directions for acquiring and constructing the Bond-Financed Facilities have been, or will be, furnished by it, the Authority makes no warranty, either express or implied, with respect to the Bond-Financed Facilities and does not offer any assurances that the Bond-Financed Facilities will be suitable for the Corporation’s purposes or needs or that the proceeds derived from the sale of the Bonds will be sufficient to pay in full all Acquisition Costs and Costs of Issuance.

(b)           If the proceeds derived from the sale of the Bonds are insufficient to pay in full all Acquisition Costs and Costs of Issuance, the Corporation shall complete the acquisition and construction of the Bond-Financed Facilities and pay any remaining Issuance Costs at its own expense.

SECTION 3.3	Remedies Against Contractors, etc.

If any vendor, contractor or subcontractor shall default under any contract or purchase order in connection with the acquisition or construction of the Bond-Financed Facilities, the Authority shall follow the written instructions of, and shall cooperate in good faith with, the Corporation in the pursuit of any remedies that may be available under the circumstances.  Upon the written request of the Corporation, the Authority shall assign to the Corporation all rights of the Authority under any such contract or purchase order and the Corporation may, in its own name or in the name of the Authority, pursue any such remedies.

SECTION 3.4	Completion of the Bond-Financed Facilities

(a)           The completion of the Bond-Financed Facilities shall be evidenced by a certificate signed by an Authorized Corporation Representative stating that:

(1)           the acquisition and construction of the Bond-Financed Facilities has been completed in accordance with the plans and specifications therefor (including any changes or amendments to such changes pursuant to Section 3.1), and

(2)           all amounts due for labor, materials, supplies and other costs incurred in connection with the acquisition and construction of the Bond-Financed Facilities have been paid.

(b)           After the delivery of the aforesaid certificate to the Trustee, any money then remaining in the Acquisition Fund shall be applied as provided in the Indenture.

ARTICLE 4

Loan Term and Loan Payments

SECTION 4.1	Loan Term

The term of this Loan Agreement shall begin on the date of the delivery of the Bonds and, unless renewed and extended in accordance with the terms of this Loan Agreement, shall continue until midnight of October 1, 2030.

SECTION 4.2	Basic Loan Payments

(a)           The Corporation shall make payments (“Basic Loan Payments”) to the Trustee, for the account of the Authority, at times and in amounts as follows:

(1)           on or before the last Business Day before each Bond Payment Date, an amount sufficient to pay all Debt Service due on the Bonds due and payable on such Bond Payment Date;

(2)           on or before the last Business Day prior to each date fixed for the redemption of Bonds (other than a scheduled mandatory redemption date, for which Basic Loan Payments are required pursuant to Section 4.2(a)(1) above), an amount equal to the redemption price of Bonds to be redeemed on such date; and

(3)           Prior to 12:00 noon on each Tender Date, the Corporation shall pay to the Trustee (or to the Purchaser Agent with respect to Bonds in Direct Purchase Mode) an amount equal to the Purchase Price of Bonds to be tendered for purchase on such Tender Date.  Such payments shall be made in funds immediately available at the Office of the Trustee (or of the Purchaser Agent for Bonds in Direct Purchase Mode) on the related Tender Date.

(b)           The Corporation shall receive a credit against the Basic Loan Payments as follows:

(1)           Investment income and profits deposited or retained in the Debt Service Fund shall be credited against monthly Basic Loan Payments due after receipt of such income and profits as directed by the Corporation.

(2)           Remarketing Proceeds in the Bond Purchase Fund on any Tender Date shall be credited against the related Basic Loan Payment due on such Tender Date.

(3)           For Bonds secured by a Letter of Credit, money received by the Trustee from a draw on the Letter of Credit with respect to Debt Service due on the related Bond Payment Date shall be credited against the Basic Loan Payment due on such Bond Payment Date.

(4)           Money received by the Trustee from a draw on the Letter of Credit with respect to the Purchase Price of Tendered Bonds due on any Tender Date shall be credited against the related Additional Loan Payment due on such Tender Date.

(5)           Any other money held by the Trustee and available, under the terms of the Indenture and this Loan Agreement, for the payment of Debt Service on the Bonds shall be credited against Basic Loan Payments as directed by the Corporation.  Such directions must be consistent with any mandatory provision of the Indenture and this Loan Agreement with respect to the required use of such money.

(c)           All Basic Loan Payments shall be made in funds immediately available at the Office of the Trustee on the due date of such Payments.

(d)           The Corporation acknowledges that (1) Basic Loan Payments required by this Section must be sufficient to pay all Debt Service due and payable on the Bonds as the same matures or comes due and (2) money drawn under the Letter of Credit may not be used to pay Debt Service on Obligor Bonds or Bonds in Direct Purchase Mode.  If on any Bond Payment Date the amount on deposit in the Debt Service Fund is not sufficient to pay Debt Service on the Bonds due and payable on such Date, the Corporation shall immediately deposit the amount of such deficiency in the Debt Service Fund.

(e)           For Bonds secured by a Letter of Credit, money on deposit in the Debt Service Fund may be used to reimburse the Bank for draws on the Letter of Credit to pay Debt Service on the Bonds, as provided in Section 8.1 of the Indenture.

(f)           Notwithstanding any other provision herein to the contrary, with respect to Bonds in Direct Purchase Mode, the Corporation shall make all payments of Debt Service for such Bonds directly to the Purchaser Agent (as opposed to the Trustee) by wire transfer or other payment arrangements to which the Corporation and the Purchaser Agent shall agree.

SECTION 4.3	Additional Loan Payments

(a)           The Corporation shall make additional payments (“Additional Loan Payments”, and together with the Basic Loan Payments and all other payments by the Corporation pursuant to this Loan Agreement, the “Loan Payments”) as follows:

(1)           Within 10 days after receipt by the Corporation of an invoice therefor, the Corporation shall pay to the Trustee (A) the acceptance fee of the Trustee, (B) the normal fees, charges and expenses of the Trustee, and (C) any amount to which the Trustee may be entitled under Section 12.7 of the Indenture.

(2)           Within 10 days after receipt by the Corporation of an invoice therefor, the Corporation shall pay to Authority the reasonable expenses of the Authority incurred (A) at the request of the Corporation, (B) in the performance of the Authority’s duties under any of the Bond Documents, (C) in connection with any litigation which may at any time be instituted involving the Bond-Financed Facilities or the Bond Documents, or (D) in the pursuit of any remedies under the Bond Documents.

(3)           The Corporation shall pay to the Remarketing Agent the fees and expenses due in accordance with the applicable agreement appointing the Remarketing Agent to serve in such capacity.

(b)           The Corporation shall receive a credit against the Additional Loan Payments required by Section 4.3(a)(1) to the extent of any investment income and profits that remain in the Bond Purchase Fund on any Tender Date after reimbursement of the Bank for any amounts due to the Bank under the Credit Agreement that are credited against the related Additional Loan Payment due on such Tender Date.

(c)           Money on deposit in the Bond Purchase Fund may be used to reimburse the Bank for amounts due to the Bank under the Credit Agreement, as provided in Section 8.2 of the Indenture.

SECTION 4.4	Overdue Payments

Any overdue Basic Loan Payment shall bear interest from the related Bond Payment Date until paid at the Post-Default Rate ford overdue Debt Service payments.  Any overdue Additional Loan Payment shall bear interest from the date due until paid at the Post-Default Rate for such Additional Loan Payments specified in the Indenture.

SECTION 4.5	Unconditional Obligation of the Corporation

The Corporation’s obligation to make the payments required by this Loan Agreement and to perform and observe the other agreements and covenants on its part herein contained shall be absolute and unconditional, irrespective of any rights of set-off, recoupment or counterclaim it might otherwise have against the Authority or any other Financing Participant.  The Corporation will not suspend or discontinue any such Loan Payment or fail to perform and observe any of its other agreements and covenants contained herein or terminate this Loan Agreement for any cause whatsoever, including, without limiting the generality of the foregoing, (a) failure to complete the Bond-Financed Facilities, (b) any acts or circumstances that may constitute an eviction or constructive eviction, (c) failure of consideration or commercial frustration of purpose, (d) the invalidity of any provision of this Loan Agreement, (e) any damage to or destruction of the Bond-Financed Facilities or any part thereof, (f) the taking by eminent domain of title to, or the use of, all or any part of the Bond-Financed Facilities, (g) any change in the laws or regulations of the United States of America, the State of Alabama or any other governmental authority, or (h) any failure of any of the Financing Participants to perform and observe any agreement or covenant, whether express or implied, to be performed or observed by them under any of the Bond Documents.

SECTION 4.6	Execution and Assignment of Notes

(a)           As evidence of the Corporation’s obligations to make the Basic Loan Payments with respect to the Series 2010A Bonds, the Corporation shall execute and deliver to the Authority from time to time one or more promissory notes in substantially the form attached as Exhibit B to this Loan Agreement (the “Series 2010A Note”), as follows:

(1)           On the date of initial delivery of the Series 2010A Bonds in Direct Purchase Mode and of the related Series 2010A Note, pursuant to this Loan Agreement and the endorsement included within the Series 2010A Note, the Authority will assign and endorse its rights under such Series 2010A Note to the Purchaser Agent.

(2)           If (A) the Purchaser(s) of the Series 2010A Bonds designate a new Purchaser Agent in accordance with the Indenture, whether or not in connection with the commencement of a new Direct Purchase Mode or Direct Purchase Rate Period, or (B) the Series 2010A Bonds are Converted from another Interest Rate Mode to Direct Purchase Mode, the Corporation shall execute and deliver to the Authority a new Series 2010A Note in order to evidence the Corporation’s obligations to make Basic Loan Payments with respect to the Series 2010A Bonds, after giving effect to such designation or Conversion, and pursuant to this Loan Agreement and the endorsement included within the Series 2010A Note, the Authority will assign and endorse its rights under such Series 2010A Note to the applicable Purchaser Agent.

(3)           On any Conversion Date on which the Series 2010A Bonds are Converted from Direct Purchase Mode to Weekly Rate Mode or Term Rate Mode, the Corporation shall execute and deliver to the Authority a new Series 2010A Note in order to evidence the Corporation’s obligations to make Basic Loan Payments with respect to the Series 2010A Bonds, after giving effect to such Conversion, and pursuant to this Loan Agreement and the endorsement included within the Series 2010A Note, the Authority will assign and endorse its rights under such Series 2010A Note to the Trustee.

(b)           As evidence of the Corporation’s obligations to make the Basic Loan Payments with respect to the Series 2010B Bonds, the Corporation shall execute and deliver to the Authority from time to time one or more promissory notes in substantially the form attached as Exhibit C to this Loan Agreement (the “Series 2010B Note”), as follows:

(1)           On the date of initial delivery of the Series 2010B Bonds in Direct Purchase Mode and of the related Series 2010B Note, pursuant to this Loan Agreement and the endorsement included within the Series 2010B Note, the Authority will assign and endorse its rights under such Series 2010B Note to the Purchaser Agent.

(2)           If (A) the Purchaser(s) of the Series 2010B Bonds designate a new Purchaser Agent in accordance with the Indenture, whether or not in connection with the commencement of a new Direct Purchase Mode or Direct Purchase Rate Period, or (B) the Series 2010B Bonds are Converted from another Interest Rate Mode to Direct Purchase Mode, the Corporation shall execute and deliver to the Authority a new Series 2010B Note in order to evidence the Corporation’s obligations to make Basic Loan Payments with respect to the Series 2010B Bonds, after giving effect to such designation or Conversion, and pursuant to this Loan Agreement and the endorsement included within the Series 2010B Note, the Authority will assign and endorse its rights under such Series 2010B Note to the applicable Purchaser Agent.

(3)           On any Conversion Date on which the Series 2010B Bonds are Converted from Direct Purchase Mode to Weekly Rate Mode or Term Rate Mode, the Corporation shall execute and deliver to the Authority a new Series 2010B Note in order to evidence the Corporation’s obligations to make Basic Loan Payments with respect to the Series 2010B Bonds, after giving effect to such Conversion, and pursuant to this Loan Agreement and the endorsement included within the Series 2010B Note, the Authority will assign and endorse its rights under such Series 2010B Note to the Trustee.

(c)           The Corporation acknowledges that the occurrence of a Loan Default under Section 7.1 shall constitute a default under a Note and that if any such Loan Default exists, the Purchaser Agent or Trustee to which such Note is assigned or endorsed shall be entitled to exercise all rights and remedies afforded by the Indenture and Loan Agreement with respect to such Note.

(d)           Any increase in the Outstanding Principal Amount of either Note as the result of additional Advances with respect to the related Bond, as described in Section 2.2 of this Loan Agreement, shall be recorded on the Note by the Purchaser Agent or Trustee, as the case may be; provided, however, that failure of the Purchaser Agent or Trustee to record any Advance shall not in any way compromise, reduce or eliminate in any way the Corporation’s absolute obligations under this Loan Agreement with respect to the full Outstanding Principal Amount of the Series 2010A Bonds, the Series 2010B Bonds, the Series 2010A Notes or the Series 2010B Notes, based upon the actual amount of proceeds loaned by the Authority to the Corporation with respect thereto.

SECTION 4.7 Rights of Bank Under Bank Security Agreement

The Authority and the Corporation acknowledge that a Bank Security Agreement will create certain rights in favor of the Bank with respect to the Bond-Financed Facilities, including without limitation rights relating to maintenance, alteration, disposition and insurance of the Bond-Financed Facilities, and rights to damage or condemnation proceeds.  Nothing contained in this Loan Agreement shall be construed to diminish or impair any such rights of the Bank.

SECTION 4.8 Rights of Purchaser under Direct Purchaser Security Documents

The Authority and the Corporation acknowledge that a Direct Purchaser Security Agreement will create certain rights in favor of a Purchaser with respect to the Bond-Financed Facilities, including without limitation rights relating to maintenance, alteration, disposition and insurance of the Bond-Financed Facilities, and rights to damage or condemnation proceeds.  Nothing contained in this Loan Agreement shall be construed to diminish or impair any such rights of such Purchaser or Purchaser Agent.

ARTICLE 5

Concerning the Bonds,

the Indenture and the Trustee

SECTION 5.1	Assignment of Loan Agreement and Loan Payments by Authority

(a)           Simultaneously with the delivery of this Loan Agreement, the Authority shall, pursuant to the Indenture, assign and pledge to the Trustee all right, title and interest of the Authority in and to the Loan Payments and the Loan Agreement.  The Corporation hereby consents to such assignment and pledge.

(b)           Until all Indenture Indebtedness has been Fully Paid, the Trustee may exercise all rights and remedies herein accorded to the Authority, and any references herein to the Authority shall be deemed, with the necessary changes in detail, to include the Trustee; provided, however, that the Authority shall retain the rights to indemnification and reimbursement of expenses granted to it by this Loan Agreement and provided, further, that:

(1)           For Bonds in Direct Payment Mode, all rights and remedies granted to the Trustee under this Loan Agreement shall be granted to and exercisable by the Purchaser Agent, and the Trustee shall have no rights or remedies hereunder, except those as the Purchaser Agent may direct the Trustee to exercise on its behalf; and

(2)           For Bonds secured by a Letter of Credit, the Trustee will not exercise any of its remedies under this Loan Agreement without the prior written consent of the Bank (subject to the provisions of Section 15.7 of the Indenture).

SECTION 5.2 Redemption of Bonds

(a)           The Authority will cause the Trustee to redeem any or all of the Bonds in accordance with the mandatory redemption provisions of the Bonds without any direction from or consent by the Corporation.

(b)           If no Loan Default exists, (1) any right of optional redemption with respect to the Bonds may be exercised only upon the written direction of the Corporation and (2) the Corporation may, on behalf of the Authority, direct the Trustee to effect an optional redemption of Bonds.  The Corporation shall deliver to the Authority a copy of any such direction.  The Authority will cooperate with the Corporation in good faith to effect any such optional redemption so directed.

(c)           Notwithstanding the provisions of Section 5.2(b), the Corporation shall not be entitled to exercise any right of optional redemption with respect to Bonds in Direct Purchase Mode unless (a) such Bonds, according to their terms, are subject to optional redemption in accordance with the directions provided by the Corporation, or (b) the Corporation shall have delivered to the Trustee the prior written consent of the Purchaser of the Bonds being optionally redeemed.

SECTION 5.3 Amendment of Bond Documents

The Authority will not cause or permit the amendment of the Bond Documents without the prior written consent of the Corporation.

SECTION 5.4 The Indenture Funds

(a)           If no Loan Default exists, the Authority shall cause any money held as part of an Indenture Fund to be invested or reinvested by the Trustee in accordance with the terms of the Indenture and the instructions of the Corporation.

(b)           The Corporation shall be solely responsible for (1) determining that any such investment of Indenture Funds under the Indenture complies with the arbitrage limitations imposed by Section 148 of the Internal Revenue Code, and (2) calculating the amount of, and making payment of, any rebate due to the United States under Section 148(f) of the Internal Revenue Code.

(c)           As security for the performance by the Corporation of the covenants hereunder, the Corporation hereby assigns and pledges to the Authority, and grants to the Authority a security interest in, all right, title and interest of the Corporation in and to all money and investments from time to time on deposit in, or forming a part of, the Indenture Funds, subject to the provisions of this Loan Agreement and the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein and in the Indenture.  The Corporation acknowledges that the rights of the Authority created by this Section shall be assigned by the Authority to the Trustee pursuant to the Indenture.

SECTION 5.5 Effect of Full Payment of Indenture Indebtedness

(a)           After the Indenture Indebtedness is Fully Paid, all references in this Loan Agreement to the Bonds, the Indenture and the Trustee shall be ineffective and neither the Trustee nor the Holders of the Bonds shall thereafter have any rights hereunder, except those rights that shall have theretofore vested.

(b)           After all Indenture Indebtedness is Fully Paid, any money or investments remaining in the Indenture Funds shall be delivered to the Corporation.

ARTICLE 6

Representations and Covenants

SECTION 6.1 General Representations

The Corporation makes the following representations and warranties as the basis for the undertakings on its part herein contained:

(a)           It is a corporation duly organized under the laws of the state of its organization and is not in default under any of the provisions contained in its articles of incorporation or bylaws or in the laws of the state of its organization.

(b)           It has the power to consummate the transactions contemplated by the Bond Documents to which it is a party.

(c)           By proper corporate action it has duly authorized the execution and delivery of the Bond Documents to which it is a party and the consummation of the transactions contemplated therein.

(d)           It has obtained all consents, approvals, authorizations and orders of governmental authorities that are required to be obtained by it as a condition to the execution and delivery of the Bond Documents to which it is a party.

(e)           The execution and delivery by it of the Bond Documents to which it is a party and the consummation by it of the transactions contemplated therein will not (1) conflict with, be in violation of, or constitute (upon notice or lapse of time or both) a default under its charter or bylaws, or any agreement, instrument, order or judgment to which it is a party or is subject, or (2) result in or require the creation or imposition of any lien of any nature upon or with respect to any of its properties now owned or hereafter acquired, except as contemplated by the Bond Documents.

(f)           The Bond Documents to which it is a party constitute legal, valid and binding obligations and are enforceable against it in accordance with the terms of such instruments, except as enforcement thereof may be limited by (1) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights and (2) general principles of equity, including the exercise of judicial discretion in appropriate cases.

SECTION 6.2 Eligibility of Bond-Financed Facilities for Financing

(a)           The Corporation makes the following representations and warranties regarding the eligibility of the Bond-Financed Facilities for financing under the Enabling Law:

(1)           The Authority’s issuance of the Bonds, and the Authority’s loan of the proceeds of the Bonds to the Corporation in order to provide financing for the Bond-Financed Facilities will help secure to the citizens of the State of Alabama the benefits of a strengthening economy from increased economic development by inducing industrial enterprises to locate, expand or improve their operations in the State or to remain in the State.

(2)           The Corporation intends to operate the Bond-Financed Facilities as a “Project” as defined in the Enabling Law.

(3)           The Bond-Financed Facilities are located wholly within Washington County, Alabama, and within Washington County’s “Authorized Operational Area” as defined in the Enabling Law.

(b)           So long as this Loan Agreement is in effect, the Corporation will not make any use of the Bond-Financed Facilities prohibited by the terms of the Enabling Law.

SECTION 6.3 Corporate Existence

(a)           The Corporation will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises.

(b)           The Corporation may not consolidate with or merge into any other corporation or transfer its property substantially as an entirety to any person unless:

(1)           the corporation formed by such consolidation or into which the Corporation is merged or the person which acquires by conveyance or transfer the Corporation’s property substantially as an entirety (the “Successor”) shall execute and deliver to the Authority and the Trustee an instrument in form acceptable to the Authority and the Trustee containing an assumption by such Successor of the performance and observance of every covenant and condition to be performed or observed by the Corporation under this Loan Agreement, the other Bond Documents, the Tax Certificate and Agreement, and to the extent applicable, any Credit Agreement, Bank Security Document or Direct Purchaser Security Document to which the Corporation is a party (all of the foregoing, collectively, the “Assumed Documents”);

(2)           immediately after giving effect to such transaction, no Loan Default, or any event which upon notice or lapse of time or both would constitute such a Loan Default, shall have occurred and be continuing;

(3)           the Corporation shall have delivered to the Authority and the Trustee a Favorable Tax Opinion dated the effective date of such consolidation or merger;

(4)           either the Corporation or the Successor, within ten (10) days after execution thereof, shall have delivered to the Authority and the Trustee a true and complete copy of the instrument of dissolution, liquidation, disposition, consolidation or merger;

(5)           neither the validity nor the enforceability of the Bonds or any other Assumed Document is adversely affected by the dissolution, liquidation, disposition, consolidation or merger;

(6)           no rating on the Bonds, if the Bonds are then rated, is reduced or withdrawn as a result of the dissolution, liquidation, disposition, consolidation or merger; and

(7)           the Project remains as described in this Loan Agreement and in compliance with the Enabling Act;

(8)           any Successor shall be qualified to do business in the State of Alabama and shall continue to be so qualified throughout the term of this Loan Agreement;

(9)           the Authority shall have delivered to the Trustee a certificate acknowledging receipt of all documents, information and materials required by this Section 6.3; and

(10)           the Corporation shall have delivered to the Authority and the Trustee a certificate executed by an Authorized Corporation Representative and an Opinion of Counsel, each of which shall be dated the effective date of such consolidation, merger, conveyance or transfer and shall state that such consolidation, merger, conveyance or transfer complies with all requirements of this Section and that all conditions precedent herein provided relating to such transactions shall have been complied with.

(c)           Upon any consolidation or merger or any conveyance or transfer of the Corporation’s property substantially as an entirety in accordance with this Section, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Loan Agreement with the same effect as if such Successor had been named as the Corporation herein.

SECTION 6.4 Inspection of Records

The Corporation will at any and all times, upon the written request of the Authority or the Trustee, permit the Authority or the Trustee by their representatives to inspect the Bond-Financed Facilities and any books, records, reports and other papers of the Corporation relating to the Bond-Financed Facilities.

SECTION 6.5 Advances by Authority or Trustee

If the Corporation shall fail to perform any of its covenants in this Loan Agreement, the Authority or the Trustee may, at any time and from time to time, after written notice to the Corporation if no Loan Default exists, make advances to effect performance of any such covenant on behalf of the Corporation.  Any money so advanced by the Authority or the Trustee, together with interest at the Post-Default Rate, shall be repaid upon demand.

SECTION 6.6 Indemnity of Authority and Trustee

(a)           To the extent permitted by law, the Corporation agrees to indemnify the Authority, the Trustee, and their respective members, directors, officers, employees, attorneys, and agents for, and hold each of them harmless against, any loss, liability or expense (including reasonable attorneys’ fees) incurred without bad faith or willful misconduct on their part, arising out of or in connection with the issuance of the Bonds, the acceptance of their duties and responsibilities under the Bond Documents, or their performance or observance of any agreement or covenant on their part to be observed or performed under the Bond Documents, including without limitation (1) the acquisition or construction of, or other work on, the Bond-Financed Facilities, (2) any injury to, or the death of, any person or any damage to property at the Bond-Financed Facilities, or in any manner growing out of, or connected with, the use, nonuse, condition or occupation of the Bond-Financed Facilities or any part thereof, (3) any damage, loss or destruction of the Bond-Financed Facilities, (4) violation or breach by the Corporation of any contract, agreement or restriction affecting the Bond-Financed Facilities or the use thereof or of any law, ordinance or regulation affecting the Bond-Financed Facilities or any part thereof or the ownership, occupancy or use thereof, (5) the offer and sale of the Bonds or a subsequent sale or distribution of any of the Bonds, (6) the exercise, or failure to exercise, any right, privilege or power of the Authority or the Trustee under the Bond Documents and (7) the administration of the trust established by the Indenture.

(b)           The covenant of indemnity by the Corporation contained in this Section shall survive the termination of this Loan Agreement.

SECTION 6.7 Compliance with Tax Certificate and Agreement

The Authority and the Corporation will comply with the covenants and agreements on their part contained in the Tax Certificate and Agreement.

SECTION 6.8 Compliance with Continuing Disclosure Agreement

The Corporation will comply with the covenants and agreements on its part contained in any Continuing Disclosure Agreement executed in connection with the Bonds.  As of the date of initial delivery of the Bonds, no Continuing Disclosure Agreement is in effect.

SECTION 6.9 Covenants to Purchaser during Direct Purchase Mode

While Bonds are in Direct Purchase Mode, the Corporation may enter into covenants for the exclusive benefit of the Purchaser of such Bonds (and not for the benefit of the Authority, the Trustee or any other party).  Such covenants shall be contained separately in a schedule to this Loan Agreement or pursuant to a separate agreement between the Corporation and the Purchaser.  The Corporation and the Purchaser may amend such separate schedule or agreement at any time without notice to or the consent of any other party.

ARTICLE 7

Remedies

SECTION 7.1 Events of Default

Any one or more of the following shall constitute an event of default (a “Loan Default”) under this Loan Agreement (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           default in the payment of (i) any Basic Loan Payment when such Basic Loan Payment becomes due and payable or (ii) any Additional Loan Payment with respect to the Purchase Price of Tendered Bonds when such Additional Loan Payment becomes due and payable; or

(b)           an Act of Bankruptcy by the Corporation; or

(c)           default in the performance, or breach, of any covenant or warranty of the Corporation in this Loan Agreement (other than a covenant or warranty, a default in the performance or breach of which is elsewhere in this Section specifically dealt with), and the continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Corporation and the Bank by the Authority or by the Trustee a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” hereunder; or

(d)           the occurrence of an event of default, as therein defined, under the Indenture, and the expiration of the applicable grace period, if any, specified therein.

Absent a change in Governmental Requirements applicable to Continuing Disclosure Agreements, any Continuing Disclosure Agreement executed in connection with the Bonds will contain the exclusive remedies for breach by the Corporation of the covenants on its part contained in such agreement, and no such breach shall constitute a Loan Default or an event of default under any other Bond Document.

SECTION 7.2	Remedies on Default

If a Loan Default occurs and is continuing, the Authority (or the Trustee, as provided in the Indenture) may exercise any of the following remedies:

(a)           declare all Basic Loan Payments to be immediately due and payable in an amount not to exceed the principal amount of all Outstanding Bonds, plus the redemption premium (if any) payable with respect thereto, plus the interest accrued thereon to the date of such declaration;

(b)           declare the principal of the Pledged Note to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Loan Agreement or in the Pledged Note to the contrary notwithstanding;

(c)           declare all Additional Loan Payments to be due and payable immediately; and

(d)           take whatever legal proceedings may appear necessary or desirable to collect the Loan Payments then due, whether by declaration or otherwise, or to enforce any obligation or covenant or agreement of the Corporation under this Loan Agreement, under a Bank Security Document, a Direct Purchaser Security Document or under applicable law.

SECTION 7.3	No Remedy Exclusive

No remedy herein conferred upon or reserved to the Authority or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by statute.  No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.

SECTION 7.4	Agreement to Pay Attorneys' Fees and Expenses

If the Corporation should default under any of the provisions of this Loan Agreement and the Authority or the Trustee should employ attorneys or incur other expenses for the collection of payments due under this Loan Agreement or the enforcement of performance or observance of any agreement or covenant on the part of the Corporation herein contained, the Corporation will on demand therefor pay to the Authority or the Trustee (as the case may be) the reasonable fee of such attorneys and such other expenses so incurred.

SECTION 7.5	No Additional Waiver Implied by One Waiver

In the event any agreement contained in this Loan Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

SECTION 7.6	Remedies Subject to Applicable Law

All rights, remedies and powers provided by this Article may be exercised only to the extent the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Loan Agreement invalid or unenforceable.

SECTION 7.7 Purchaser Agent’s Rights During Direct Purchase Mode

Notwithstanding any other provision of this Loan Agreement to the contrary, with respect to all Notes issued with respect to Bonds the Direct Purchase Mode, all rights and remedies granted to the Trustee under this Loan Agreement with respect to such Notes shall be granted to and exercisable by the Purchaser Agent, and the Authority and Trustee shall have no rights or remedies under this Loan Agreement, except those that the Purchaser Agent may direct the Authority or Trustee to exercise on its behalf.

ARTICLE 8

Miscellaneous

SECTION 8.1 Authority’s Liabilities Limited

(a)           The covenants and agreements contained in this Loan Agreement and in any contract, purchase order or other agreement entered into pursuant to this Loan Agreement shall never constitute or give rise to a personal or pecuniary liability or charge against the general credit of the Authority, and in the event of a breach of any such covenant or agreement, no personal or pecuniary liability or charge payable directly or indirectly from the general assets or revenues of the Authority shall arise therefrom.  Nothing contained in this Section, however, shall relieve the Authority from the observance and performance of the covenants and agreements on its part contained herein.

(b)           No recourse under or upon any covenant or agreement of this Loan Agreement or of any contract or other agreement entered into pursuant to this Loan Agreement shall be had against any past, present or future incorporator, officer or member of the governing body of the Authority, or of any successor corporation, either directly or through the Authority, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Loan Agreement is solely a corporate obligation, and that no personal liability whatever shall attach to, or is or shall be incurred by, any incorporator, officer or member of the governing body of the Authority or any successor corporation, or any of them, under or by reason of the covenants or agreements contained in this Loan Agreement.

(c)           The liability of the Authority for the payment of any money due under any contract or purchase order entered into by it, or for any other costs incurred in connection with the acquisition, construction or improvement of, or other work on, the Bond-Financed Facilities shall be limited solely to (1) the available proceeds of the Bonds, if and when issued for the Bond-Financed Facilities, (2) any money made available to the Authority for such purpose by the Corporation, and (3) any revenues or other receipts derived by the Authority from the Bond-Financed Facilities, subject to prior encumbrances.  The limited liability of the Authority shall be plainly and conspicuously stated on each such contract or purchase order.

SECTION 8.2 Corporate Existence of Authority

The Authority shall not consolidate with or merge into any other corporation or transfer its property substantially as an entirety, except as provided in Section 10.6 of the Indenture.  Upon any consolidation or merger or any conveyance or transfer of the Authority's property substantially as an entirety in accordance with such Section, the surviving person shall succeed to, and be substituted for, and may exercise every right and power of, the Authority under this Loan Agreement with the same effect as if such surviving person had been named as the Authority herein.

SECTION 8.3 Notices

(a)           Any request, demand, authorization, direction, notice, consent, or other document provided or permitted by this Loan Agreement to be made upon, given or furnished to, or filed with, the Authority, the Corporation, the Trustee, the Bank or the Purchaser Agent must (except as otherwise expressly provided in this Loan Agreement) be in writing and be delivered by one of the following methods:  (1) by personal delivery at the hand delivery address specified pursuant to Section 17.1 of the Indenture, (2) by first-class, registered or certified mail, postage prepaid, addressed as specified pursuant to Section 17.1 of the Indenture, or (3) if facsimile transmission facilities for such party are identified in Section 17.1 of the Indenture or pursuant to a separate notice from such party, sent by facsimile transmission to the number specified in Section 17.1 of the Indenture or in such notice.  Any of such parties may change the address for receiving any such notice or other document by giving notice of the change to the other parties named in this Section.

(b)           Any such notice or other document shall be deemed delivered when actually received by the party to whom directed (or, if such party is not an individual, to an officer, partner or other legal representative of the party) at the address or number specified pursuant to this Section, or, if sent by mail, 3 days after such notice or document is deposited in the United States mail, addressed as provided above.

SECTION 8.4 Successors and Assigns

All covenants and agreements in this Loan Agreement by the Authority or the Corporation shall bind their respective successors and assigns, whether so expressed or not.

SECTION 8.5 Benefits of Loan Agreement

Nothing in this Loan Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, the Trustee, the Holders or Purchasers of Bonds and the Bank, any benefit or any legal or equitable right, remedy or claim under this Loan Agreement.

IN WITNESS WHEREOF, the Authority and the Corporation have caused this instrument to be duly executed and their respective corporate seals to be hereunto affixed and attested.

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY

By /s/ Sylvia Rivers Williams
           Chairman of its Board of Directors

 [S E A L]

Attest:

/s/ Todd David
Its Secretary

STATE OF ALABAMA

WASHINGTON COUNTY

I, Jonathan Davis Thornbury, a Notary Public in and for said County in said State, hereby certify that Sylvia Williams, whose name as Chairman of the Board of Directors of The Industrial Development Authority of Washington County, an Alabama public corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this the 7th day of October, 2010.

(SEAL)	/s/ Jonathan Davis Thornbury Notary Public My Commission Expires: 11/19/2013

This instrument was prepared by:

S. Douglas Williams, Jr.
Maynard, Cooper & Gale, P.C.
1901 Sixth Avenue North
Suite 2400 Regions/Harbert Plaza
Birmingham, Alabama  35203-2618

[Authority Signature Page for Loan Agreement]

OLIN CORPORATION

By: /s/ Stephen C. Curley
Name: Stephen C. Curley
Title: Vice President and Treasurer

 [S E A L]

Attest: /s/ Larry P. Kromidas
Name: Larry P. Kromidas
Title: Assistant Treasurer and Director, Investor Relations

STATE OF MISSOURI

ST. LOUIS COUNTY

I, Tana E. Fox, a Notary Public in and for said County in said State, hereby certify that Stephen C. Curley and Larry P. Kromidas, whose name as _________________________________ of Olin Corporation, a Virginia corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this the 12th day of October, 2010.

(SEAL)	/s/ Tana E. Fox Notary Public My Commission Expires: August 18, 2014

[Corporation Signature Page for Loan Agreement]

EXHIBIT A

Description of Bond-Financed Facilities

Series 2010A Improvements. The Series 2010A Improvements subject to this Loan Agreement include the following components:

(a)           Evaporator Project.  A Diaphragm Plant Evaporator was commissioned at the Corporation’s McIntosh, AL facility in 1977 and soon after startup, settlement of soils below the structure began as evidenced by movement, cracking and settling of the structure and equipment. The settlement resulted in significant deformation of foundations and structural members. Several geotechnical studies were conducted by the Corporation and the cause was determined to be dissolution of the soil silica sand below the foundation.  The Evaporator Project will provide an extensive, structurally sound foundation support system intended to provide long term stability. The design involves installation of approximately 60 caisson support pilings, placed in three rows, to which additional overhead structural steel and support steel will be attached. These 4 foot diameter concrete caissons will be founded some 175 feet below the surface in a base clay layer not subject to settlement or chemical attack. The existing facilities will then be re-supported from this new foundation system. Replacement concrete curbed containment with an impervious barrier will also be provided.  The Evaporator Project has been executed in phases since 2007, with the second phase placed in service in August 2009 and the third phase expected to be placed in service in late 2010 or early 2011. Only the second phase and the third phase are included in the Bond-Financed Facilities. None of the proceeds of the Series 2010 Bonds will be used to reimburse the Corporation for expenditures made with respect to the first phase of the Evaporator Project.

 (b)           Additional Capital Improvements.  The proceeds of the Series 2010A Bonds will be used to finance additional capital expenditures at the Corporation’s McIntosh, Alabama, facility associated with scheduled and preventative repairs and maintenance, capacity maintenance, support facilities, safety/OSHA efforts and plant upgrades .

Series 2010B Improvements.  The Series 2010B Improvements subject to this Loan Agreement include the following components:

 (a)           Low Salt High Strength Bleach Facility.  The Series 2010B Bond-Financed Facilities will include a low-salt high-strength (LSHS) bleach plant, together with bleach railcar and truck loading facilities at the Corporation’s McIntosh plant. The scope of the facility includes all of the equipment necessary for bleach production, salt separation, salt dissolving product filtration, storage rail and truck loading facilities, supply of the feed streams (chlorine, caustic, and high purity water), utilities (chilled water, steam, air, process water), and transfer of the byproduct salt to the existing plant’s chlor-alkali process. The facility will use a technology licensed by Arkema, Inc., which has operated a plant using this technology for over 20 year in France. The facility capacity will be a 32,850 tons/year of bleach, or the equivalent of 51 million gallons/year of bleach (12.5% wt basis). The Series 2010B Bond-Financed Facilities will also include product filtration, chilling, storage, a control room and all of the utilities required by the process. This facility has a target completion date of July 2011.

(b)           Additional Capital Improvements.  The proceeds of the Series 2010B Bonds will be used to finance additional capital expenditures at the Corporation’s McIntosh, Alabama, facility associated with scheduled and preventative repairs and maintenance, capacity maintenance, support facilities, safety/OSHA efforts and plant upgrades .

EXHIBIT B

FORM OF SERIES 2010A NOTE

THIS SERIES 2010A NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW (OR ANY SUCH SIMILAR SUBSEQUENT LEGISLATION) AND IS SUBJECT TO SIGNIFICANT TRANSFER RESTRICTIONS, AS SET FORTH HEREIN.

$50,000,000

OLIN CORPORATION

Series 2010A Note

OLIN CORPORATION, a Virginia corporation (the “Corporation”), for value received, hereby promises to pay to THE INDUSTRIAL DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY, an Alabama public corporation (the “Authority”), or its assigns, amounts corresponding to the Basic Loan Payments as and when due under the Loan Agreement described below with respect to the Series 2010A Bonds described below, as provided in Section 4.2 of such Loan Agreement.

The Authority has issued its $50,000,000 Gulf Opportunity Zone Revenue Bonds (Olin Corporation Project), Series 2010A (the “Series 2010A Bonds”) for the benefit of the Corporation pursuant to a Trust Indenture dated as of October 1, 2010 (as hereafter supplemented, the “Trust Indenture”) between the Authority and U. S. Bank National Association, a national banking association, as trustee (the “Trustee”).  Capitalized terms not otherwise defined herein shall have the meanings assigned in the Trust Indenture.

Pursuant to a Loan Agreement dated as of October 1, 2010 (as hereafter supplemented, the “Loan Agreement”) between the Authority and the Corporation, the Authority has loaned the proceeds of the Series 2010A Bonds to the Corporation, and the Corporation has agreed to make loan payments at times and in amounts sufficient to pay principal, premium (if any) and interest on the Series 2010A Bonds and to pay the Purchase Price of Series 2010A Bonds tendered in accordance with the optional or mandatory tender provisions of the Trust Indenture.  This note (the “Series 2010A Note”) is issued in order to evidence the Corporation’s payment obligations under the Loan Agreement with respect to the Series 2010A Bonds.  Pursuant to the Trust Indenture and the endorsement below, the Authority has assigned to the [Trustee/Purchaser Agent] its rights under the Loan Agreement and this note.

This note is one of a series of notes (collectively, the “Series 2010A Notes”) authorized to be issued under the Loan Agreement as evidence of the Corporation’s obligations with respect to the Series 2010A Bonds.

The payments due on this Series 2010A Note shall correspond to the Basic Loan Payments due under the Loan Agreement with respect to the Series 2010A Bonds.  The terms of payment of principal, premium and interest with respect to the Series 2010A Bonds (and the corresponding Basic Loan Payments under the Loan Agreement with respect to the Series 2010A Bonds) are hereby adopted by reference and made a part of this note as if set out herein in full.  The outstanding principal amount of the Series 2010A Bonds shall be deemed to be the outstanding principal amount of this note.

This note and any other Series 2010A Note may be modified, amended, cancelled or replaced only in accordance with the terms and conditions of the Trust Indenture and Loan Agreement.

In the manner and with the effect provided in the Trust Indenture, Series 2010A Notes shall be subject to redemption prior to maturity at the times and in the amounts specified for Series 2010A Bonds issued under the Trust Indenture.  Series 2010A Notes shall be deemed “fully paid” to the same extent that the Series 2010A Bonds are deemed “fully paid” under the terms of the Trust Indenture.  Series 2010A Notes that have been redeemed prior to maturity or deemed “fully paid” shall cease to be entitled to the benefits of the Trust Indenture and shall cease to bear interest from and after the date of such redemption or provision for payment.

Simultaneously with the issuance of the Series 2010A Bonds, the Authority is also issuing its $20,000,000 Recovery Zone Facility Revenue Bonds (Olin Corporation Project), Series 2010B (the “Series 2010B Bonds”) for the benefit of the Corporation.  The Series 2010B Bonds are being issued pursuant to the Trust Indenture and are secured by the Trust Estate on a parity basis with the Series 2010A Bonds, without preference of any Bond over another.

Pursuant to the Loan Agreement, the Authority has loaned the proceeds of the Series 2010B Bonds to the Corporation, and the Corporation has agreed to make loan payments at times and in amounts sufficient to pay principal, premium (if any) and interest on the Series 2010B Bonds and to pay the Purchase Price of Series 2010B Bonds tendered in accordance with the optional or mandatory tender provisions of the Trust Indenture.  The Corporation has authorized the issuance of a series of promissory notes (whether one or more, the “Series 2010B Notes”) in order to evidence the Corporation’s payment obligations under the Loan Agreement with respect to the Series 2010B Bonds.  Pursuant to the Trust Indenture, the Authority has assigned to the [Trustee/Purchaser Agent] its rights under the Loan Agreement with respect to the Series 2010B Bonds and the Series 2010B Notes.

If an Event of Default shall occur under the Trust Indenture, the principal of all Series 2010A Notes and Series 2010B Notes (together, the “Notes’) then outstanding may become or be declared due and payable in the manner and with the effect provided in the Trust Indenture.

The holders of the Notes shall have no right to enforce the provisions of the Trust Indenture, or to institute any action to enforce the covenants therein, or to take any action with respect to any default thereunder, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Trust Indenture.

This note shall be registered on the register to be maintained by the Corporation for that purpose at the principal office of the [Trustee/Purchaser Agent], and this note shall be transferable only upon said register at said office by the registered owner or by his duly authorized attorney.  Such transfer shall be without charge to the holder hereof, but any taxes or other governmental charges required to be paid with respect to the same shall be paid by the holder requesting such transfer as a condition precedent to the exercise of such privilege.  Upon any such transfer, the Corporation shall execute and the Authority shall endorse and deliver in exchange for this note a new note registered in the name of the transferee.

The Corporation, the Trustee, and any Note registrar may deem and treat the person in whose name this note is registered as the absolute owner hereof for all purposes; and none of the Corporation, the Trustee or any Note registrar shall be affected by any notice to the contrary.  All payments made to the registered owner hereof shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for money payable on this note.

Copies of the Trust Indenture, the Loan Agreement, the Series 2010A Bonds, the Series 2010B Bonds and the Series 2010B Notes are on file at the principal office of the Trustee.

THIS NOTE MAY NOT BE TRANSFERRED TO ANY PERSON OTHER THAN A HOLDER OR PURCHASER OF THE SERIES 2010A BONDS, OR A TRUSTEE OR OTHER LEGAL REPRESENTATIVE FOR SUCH HOLDER OR PURCHASER.

IN WITNESS WHEREOF, the Corporation has executed and delivered this note in accordance with the Loan Agreement.

Dated:  October ____, 2010.

OLIN CORPORATION
Attest: Name: Title: [S E A L]	By: Name: Title:

PAY TO THE ORDER OF [FULL NAME OF TRUSTEE/PURCHASER AGENT] IN ITS CAPACITY AS [TRUSTEE/PURCHASER AGENT] UNDER THE TRUST INDENTURE REFERENCE HEREIN, WITHOUT RECOURSE:

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY
Attest: Its Secretary [S E A L]	By: Its Chairman

The Outstanding Principal Amount of the Series 2010A Note is as indicated below.

Amount of Advance	Date of Advance	Outstanding Principal Amount	Signature of Payee

EXHIBIT C

FORM OF SERIES 2010B NOTE

THIS SERIES 2010B NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW (OR ANY SUCH SIMILAR SUBSEQUENT LEGISLATION) AND IS SUBJECT TO SIGNIFICANT TRANSFER RESTRICTIONS, AS SET FORTH HEREIN.

$20,000,000

OLIN CORPORATION

Series 2010B Note

OLIN CORPORATION, a Virginia corporation (the “Corporation”), for value received, hereby promises to pay to THE INDUSTRIAL DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY, an Alabama public corporation (the “Authority”), or its assigns, amounts corresponding to the Basic Loan Payments as and when due under the Loan Agreement described below with respect to the Series 2010B Bonds described below, as provided in Section 4.2 of such Loan Agreement.

The Authority has issued its $20,000,000 Recovery Zone Facility Revenue Bonds (Olin Corporation Project), Series 2010B (the “Series 2010B Bonds”) for the benefit of the Corporation pursuant to a Trust Indenture dated as of October 1, 2010 (as hereafter supplemented, the “Trust Indenture”) between the Authority and U. S. Bank National Association, a national banking association, as trustee (the “Trustee”).  Capitalized terms not otherwise defined herein shall have the meanings assigned in the Trust Indenture.

Pursuant to a Loan Agreement dated as of October 1, 2010 (as hereafter supplemented, the “Loan Agreement”) between the Authority and the Corporation, the Authority has loaned the proceeds of the Series 2010B Bonds to the Corporation, and the Corporation has agreed to make loan payments at times and in amounts sufficient to pay principal, premium (if any) and interest on the Series 2010B Bonds and to pay the Purchase Price of Series 2010B Bonds tendered in accordance with the optional or mandatory tender provisions of the Trust Indenture.  This note (the “Series 2010B Note”) is issued in order to evidence the Corporation’s payment obligations under the Loan Agreement with respect to the Series 2010B Bonds.  Pursuant to the Trust Indenture and the endorsement below, the Authority has assigned to the [Trustee/Purchaser Agent] its rights under the Loan Agreement and this note.

This note is one of a series of notes (collectively, the “Series 2010B Notes’) authorized to be issued under the Loan Agreement as evidence of the Corporation’s obligations with respect to the Series 2010B Bonds.

The payments due on this note shall correspond to the Basic Loan Payments due under the Loan Agreement with respect to the Series 2010B Bonds.  The terms of payment of principal, premium and interest with respect to the Series 2010B Bonds (and the corresponding Basic Loan Payments under the Loan Agreement with respect to the Series 2010B Bonds) are hereby adopted by reference and made a part of this note as if set out herein in full.  The outstanding principal amount of the Series 2010B Bonds shall be deemed to be the outstanding principal amount of this note.

This note and any other Series 2010B Note may be modified, amended, cancelled or replaced only in accordance with the terms and conditions of the Trust Indenture and Loan Agreement.

In the manner and with the effect provided in the Trust Indenture, Series 2010B Notes shall be subject to redemption prior to maturity at the times and in the amounts specified for Series 2010B Bonds issued under the Trust Indenture.  Series 2010B Notes shall be deemed “fully paid” to the same extent that the Series 2010B Bonds are deemed “fully paid” under the terms of the Trust Indenture.  Series 2010B Notes that have been redeemed prior to maturity or deemed “fully paid” shall cease to be entitled to the benefits of the Trust Indenture and shall cease to bear interest from and after the date of such redemption or provision for payment.

Simultaneously with the issuance of the Series 2010B Bonds, the Authority is also issuing its $50,000,000 Gulf Opportunity Zone Revenue Bonds (Olin Corporation Project), Series 2010A (the “Series 2010A Bonds”) for the benefit of the Corporation.  The Series 2010A Bonds are being issued pursuant to the Trust Indenture and are secured by the Trust Estate on a parity basis with the Series 2010B Bonds, without preference of any Bond over another.

Pursuant to the Loan Agreement, the Authority has loaned the proceeds of the Series 2010A Bonds to the Corporation, and the Corporation has agreed to make loan payments at times and in amounts sufficient to pay principal, premium (if any) and interest on the Series 2010A Bonds and to pay the Purchase Price of Series 2010A Bonds tendered in accordance with the optional or mandatory tender provisions of the Trust Indenture.  The Corporation has authorized the issuance of a series of promissory notes (whether one or more, the “Series 2010A Notes”) in order to evidence the Corporation’s payment obligations under the Loan Agreement with respect to the Series 2010A Bonds.  Pursuant to the Trust Indenture, the Authority has assigned to the [Trustee/Purchaser Agent] its rights under the Loan Agreement with respect to the Series 2010A Bonds and the Series 2010A Notes.

If an Event of Default shall occur under the Trust Indenture, the principal of all Series 2010A Notes and Series 2010B Notes (together, the “Notes’) then outstanding may become or be declared due and payable in the manner and with the effect provided in the Trust Indenture.

The holders of the Notes shall have no right to enforce the provisions of the Trust Indenture, or to institute any action to enforce the covenants therein, or to take any action with respect to any default thereunder, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Trust Indenture.

This note shall be registered on the register to be maintained by the Corporation for that purpose at the principal office of the [Trustee/Purchaser Agent], and this note shall be transferable only upon said register at said office by the registered owner or by his duly authorized attorney.  Such transfer shall be without charge to the holder hereof, but any taxes or other governmental charges required to be paid with respect to the same shall be paid by the holder requesting such transfer as a condition precedent to the exercise of such privilege.  Upon any such transfer, the Corporation shall execute and the Authority shall endorse and deliver in exchange for this note a new note registered in the name of the transferee.

The Corporation, the Trustee, and any Note registrar may deem and treat the person in whose name this note is registered as the absolute owner hereof for all purposes; and none of the Corporation, the Trustee or any Note registrar shall be affected by any notice to the contrary.  All payments made to the registered owner hereof shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for money payable on this note.

Copies of the Trust Indenture, the Loan Agreement, the Series 2010A Bonds, the Series 2010B Bonds and the Series 2010A Notes are on file at the principal office of the Trustee.

THIS NOTE MAY NOT BE TRANSFERRED TO ANY PERSON OTHER THAN A HOLDER OR PURCHASER OF THE SERIES 2010B BONDS, OR A TRUSTEE OR OTHER LEGAL REPRESENTATIVE FOR SUCH HOLDER OR PURCHASER.

IN WITNESS WHEREOF, the Corporation has executed and delivered this note in accordance with the Loan Agreement.

Dated:  October ____, 2010.

OLIN CORPORATION
Attest: Name: Title: [S E A L]	By: Name: Title:

PAY TO THE ORDER OF [FULL NAME OF TRUSTEE/PURCHASER AGENT] IN ITS CAPACITY AS [TRUSTEE/PURCHASER AGENT] UNDER THE TRUST INDENTURE REFERENCE HEREIN, WITHOUT RECOURSE:

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY
Attest: Its Secretary [S E A L]	By: Its Chairman

The Outstanding Principal Amount of the Series 2010B Note is as indicated below.

Amount of Advance	Date of Advance	Outstanding Principal Amount	Signature of Payee